Exhibit 99.2

SPECIAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PINE TECHNOLOGY ACQUISITION CORP.

P R O X Y C A R D

The undersigned appoints Christopher Longo, Ciro M. DeFalco and Adam Karkowsky, and each of them (with full power to act alone) as proxies, with the power to appoint substitutes, and hereby authorizes such persons to represent and to vote, as designated on the reverse side, all common stock of Pine Technology Acquisition Corp. (“PTAC”) which the undersigned is entitled to vote at the Special Meeting of Stockholders to be held on                     , 2022, at         a.m. Eastern, virtually at https://www.                    , or any postponement or adjournment thereof. Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the proxy’s discretion on such other matters as may properly come before the meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the accompanying proxy statement/prospectus and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4, 5, 6, 7 and 8. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED.

(Continued and to be marked, dated and signed on reverse side)

Important Notice Regarding the Availability of Proxy Materials

for the Special Meeting of Stockholders to be held on                     , 2022, at         a.m. Eastern.

This notice of Special Meeting of Stockholders and accompanying Proxy Statement are available at:

https://www.

SEE REVERSE SIDE

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 THROUGH 8 BELOW.	Please mark vote as indicated In this example	☒

1. The Business Combination Proposal — to (a) adopt and approve the Merger Agreement, dated as of December 7, 2021 (the “Merger Agreement”), among PTAC, Pine Technology Merger Corp., a Delaware corporation and a wholly-owned subsidiary of PTAC (“Merger Sub”) and The Tomorrow Companies Inc., a Delaware corporation (“Tomorrow.io”), pursuant to which Merger Sub will merge with and into Tomorrow.io, with Tomorrow.io surviving the merger as a wholly- owned subsidiary of PTAC and (b) approve such merger and the other transactions contemplated by the Merger Agreement (the “Business Combination”);

FOR ☐	AGAINST ☐	ABSTAIN ☐

2. The NASDAQ Stock Issuance Proposal — to approve, assuming the Business Combination Proposal is approved and adopted, for purposes of complying with the applicable provisions of Nasdaq Stock Exchange Listing Rule 5635 (each, a “Nasdaq Listing Rule”), (a) the issuance of up to 73,500,000 newly issued shares of PTAC Class A Common Stock, par value $0.0001 per share (the “PTAC Class A Common Stock”), in the Business Combination, as described in more detail in the definitive proxy statement/prospectus under the heading titled “The Business Combination Proposal—Acquisition of Tomorrow.io; Merger Consideration,” (b) the issuance of up to 3,000,000 newly issued shares of PTAC Class A Common Stock upon vesting of PTAC restricted stock units granted to certain key employees of Tomorrow.io and its subsidiaries as described in more detail under the heading titled “The Business Combination Proposal — Acquisition of Tomorrow.io; Merger Consideration” and (c) the issuance and sale of 7,500,000 newly issued shares of PTAC Class A Common Stock in a private placement concurrent with the Business Combination, to the extent such issuances would require a stockholder vote under the applicable Nasdaq Listing Rule;

FOR ☐	AGAINST ☐	ABSTAIN ☐

3. The Charter Amendment Proposal — to approve, assuming the Business Combination Proposal is approved and adopted, a proposed amended and restated certificate of incorporation (the “Proposed Charter”), a copy of which is appended to the definitive proxy statement/prospectus as Annex B which will amend and restate PTAC’s amended and restated certificate of incorporation, dated March 10, 2021, and which Proposed Charter will be in effect upon the closing of the Business Combination (the “Closing”) and to approve the following material differences between the Proposed Charter and the Current Charter, which are being presented in accordance with the requirements of the Securities and Exchange Commission as separate sub-proposals:

FOR ☐	AGAINST ☐	ABSTAIN ☐

Governance Proposal A — to provide that any amendment to Article VII of the Proposed Charter will require the approval by affirmative vote of holders of at least 66 2⁄3% of the voting power of the Combined Entity’s then outstanding capital stock entitled to vote generally in the election of directors, voting together as a single class (Governance Proposal A);

FOR ☐	AGAINST ☐	ABSTAIN ☐

Governance Proposal B — to provide that any amendment to the Combined Entity’s Bylaws in the absence of the Board’s recommendation will require the approval by affirmative vote of holders of at least 66 2⁄3% of the voting power of the Combined Entity’s then outstanding capital stock entitled to vote generally in the election of directors, voting together as a single class (Governance Proposal B);

FOR ☐	AGAINST ☐	ABSTAIN ☐

Governance Proposal C — to provide that the Combined Entity be subject to Section 203 of the Delaware General Corporation Law, as amended (the “DGCL”), which prohibits a Delaware corporation from engaging in a “business combination” with an “interested stockholder” (each as defined in the DGCL) for three years following the time that the “interested stockholder” becomes such, subject to certain exceptions (“Governance Proposal C”);

FOR ☐	AGAINST ☐	ABSTAIN ☐

Governance Proposal D — to provide that directors may only be removed (i) with cause and (ii) only by the affirmative vote of stockholders holding at least 66 2⁄3% of the Combined Entity’s then outstanding shares of capital stock entitled to vote generally at an election of directors (Governance Proposal D, and collectively with Governance Proposal A, Governance Proposal B and Governance Proposal C, the Governance Proposals);

FOR ☐	AGAINST ☐	ABSTAIN ☐

4. The Incentive Plan Proposal — to approve, assuming the Business Combination Proposal is approved and adopted, the Tomorrow.io 2022 Stock Option and Incentive Plan, a copy of which is appended to the definitive proxy statement/prospectus as Annex D, which will become upon the Closing of the Business Combination:

FOR ☐	AGAINST ☐	ABSTAIN ☐

5. The Employee Stock Purchase Plan (“ESPP”) Proposal — to approve, assuming the Business Combination Proposal is approved and adopted, the Tomorrow.io 2022 Employee Stock Purchase Plan, a copy of which is appended to the definitive proxy statement/prospectus as Annex E, which will become effective upon the Closing of the Business Combination;

6. The Election of Directors Proposal — to approve, assuming the Business Combination Proposal is approved and adopted, the election of seven directors of PTAC;

FOR ☐	AGAINST ☐	ABSTAIN ☐

FOR	ABSTAIN

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FOR	ABSTAIN

☐	☐

FOR	ABSTAIN

☐	☐

FOR	ABSTAIN

☐	☐

FOR	ABSTAIN

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FOR	ABSTAIN

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FOR	ABSTAIN

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7. The Bylaws Proposal — to approve, assuming the Business Combination Proposal is approved and adopted, the adoption of the amended and restated bylaws of PTAC, a copy of which is appended to the definitive proxy statement/prospectus as Annex C, which will become effective immediately prior to the Closing;

FOR ☐	AGAINST ☐	ABSTAIN ☐

8. The Adjournment Proposal — approve a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, there are not sufficient votes to approve the Business Combination Proposal, the Nasdaq Stock Issuance Proposal, the Charter Amendment Proposal, the Governance Proposals, the Incentive Plan Proposal, the ESPP Proposal, the Election of Directors Proposal, or the Bylaws Proposal.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Date:                                         , 20__

(Signature)

(Signature if held Jointly)

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If stockholder is a corporation, sign in corporate name by an authorized officer, giving full title as such. If stockholder is a partnership, sign in partnership name by an authorized person, giving full title as such.